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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)

GULF ISLAND FABRICATION, INC.

583 THOMPSON ROAD

HOUMA, LOUISIANA 70363

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2006

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, April 26, 2006, at the office of the corporation, 583 Thompson Road, Houma, Louisiana, for the following purposes, more fully described in the accompanying proxy statement:

1.	To elect three Class III directors and one Class II director.

2.	To vote on an amendment to the 2002 Stock Incentive Plan.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on February 27, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the annual meeting should you wish to do so.

By Order of the Board of Directors

ROBIN A. SEIBERT

Secretary

Houma, Louisiana

March 21, 2006

GULF ISLAND FABRICATION, INC.

583 THOMPSON ROAD

HOUMA, LOUISIANA 70363

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2006

This Proxy Statement is furnished to shareholders of Gulf Island Fabrication, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Company’s Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournment thereof (the “Meeting”). This Proxy Statement is being mailed to shareholders on or about March 21, 2006.

On February 27, 2006, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 13,905,288 shares of common stock (“Common Stock”), each of which is entitled to one vote on all matters to be considered at the Meeting.

Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and in favor of the amendment to the 2002 Stock Incentive Plan.

Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

The cost of soliciting proxies will be borne by the Company. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, or other means.

Quorum and Voting

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the four directors to be elected at the Meeting will be determined by plurality vote (that is, the four nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shareholders for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners (“broker non-votes”) will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Shareholder Proposals And Nominations For 2007 Annual Meeting

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2007 annual meeting must notify the Secretary of the Company, in writing at the address shown on the first page of this Proxy Statement, no later than January 28, 2007. However, if the date of the 2007 annual meeting is changed by more than 30 calendar days from the date of the 2006 annual meeting, the notice must be received by the Secretary of the Company at least 45 days prior to the date the Company intends to distribute its proxy materials with respect to the 2007 annual meeting.

If a shareholder does not provide such notice timely, the chairman of the 2007 annual meeting may exclude the matter and, if the chairman so elects, the matter will not be acted upon at the meeting. If the chairman does not exclude the matter, proxies solicited on behalf of the Board of Directors for the 2007 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the Securities and Exchange Commission (“SEC”).

Shareholders intending to nominate a director at the 2007 annual meeting of shareholders may do so if they comply with the Company’s Amended and Restated Articles of Incorporation by furnishing timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. See “Corporate Governance—Consideration of Director Nominees” for more information.

Any shareholder who desires to present a proposal for inclusion in the Company’s proxy materials for the 2007 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company no later than November 14, 2006, and the proposal must comply with applicable federal proxy rules.

CORPORATE GOVERNANCE

Ethics and Business Conduct Policies

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including the Chief Executive Officer and senior financial officers of the Company. These codes are posted on the Company’s website at www.gulfisland.com. Any substantive amendments to the Code of Ethics or any waivers granted under the Code of Ethics will be disclosed as required by applicable SEC rules and the listing standards of the Nasdaq National Market (“Nasdaq”).

Board Structure and Committee Composition

During 2005, the Board of Directors consisted of 8 members. The Board of Directors held five regularly-scheduled meetings and three special meetings during 2005. The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each committee operates under a written charter adopted by the Board, which are available on our website at www.gulfisland.com. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. During 2005, each of the Company’s incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the periods of his Board membership and committee service.

Audit Committee

The Audit Committee consists of the following four directors: Gregory J. Cotter (Chairman), Thomas E. Fairley, Hugh J. Kelly and Ken C. Tamblyn. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards, and also satisfies the additional requirements applicable to an audit committee member under the Nasdaq listing standards. The Board has determined that Mr. Ken C. Tamblyn is an “audit committee financial expert” as such term is defined in the applicable rules of the SEC.

The Audit Committee met six times during 2005. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by monitoring (i) the Company’s continuing development and performance of its system of financial reporting, auditing, disclosure controls and procedures and internal control over financial reporting, (ii) the operation and integrity of its financial reporting system, (iii) the performance and qualifications of the Company’s independent (external) and internal auditors, and (iv) the independence of the Company’s independent auditors.

Compensation Committee

The Compensation Committee consists of the following four directors: Huey J. Wilson (Chairman), Gregory J. Cotter, Alden J. (“Doc”) Laborde, and John P. (“Jack”) Laborde. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards. The Compensation Committee, which met once in 2005, (i) periodically reviews, approves and recommends to the Board the Company’s goals and objectives relating to the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries (including the specific relationship of corporate performance to such officers’ compensation), (ii) evaluates the performance of the Company’s officers and the performance of the President of each of the Company’s subsidiaries in light of these goals and objectives, (iii) recommends to the Board the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries based on such evaluations, (iv) approves award grants under the Company’s incentive compensation plans and programs, (v) otherwise administers the Company’s incentive compensation plans and programs, and (vi) performs such other functions as may be prescribed by the Board.

Board Independence

The Board has determined that seven of the directors are “independent” as such term is defined in Nasdaq’s listing standards. Mr. Kerry J. Chauvin, the Chairman of the Board, President and Chief Executive Officer of the Company, is not independent as defined by Nasdaq. Further, Mr. David W. Sverre, a director nominee, will not be independent if elected at the Meeting due to his position as an executive officer of the indirect parent of Aransas Partners, formerly known as Gulf Marine Fabricators (“Aransas”), which holds approximately 11% of the Company’s outstanding Common Stock and is engaged in certain business transactions with the Company namely a Cooperation Agreement. See “Executive Compensation—Certain Transactions.”

Consideration of Director Nominees

The Board of Directors has elected not to have a separate nominating committee. The Board made this determination after considering its nomination process and concluding that as many directors as possible should participate in that process. As stated above, the Board has determined that all of its current directors are independent under Nasdaq’s listing standards other than Mr. Chauvin, who is not considered independent because he is an officer of the Company, nor will Mr. Sverre be considered independent if elected at the Meeting.

Accordingly, the Board has decided that nominations of directors and related matters will be considered and voted upon by all of the independent directors while meeting in executive session. In this manner, should the proposed slate of directors be elected, all but two of the directors will be involved in the nominations process.

In evaluating the suitability of nominees for membership on the Board, the independent directors consider many factors, including personal and professional integrity, general understanding of the industry, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, educational and professional background, and independence. The independent directors evaluate each individual in the context of the Board as a whole, with the objective of nominating persons for election to the Board who can best perpetuate the success of the Company’s business, be an effective director in conjunction with the full Board, and represent shareholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

The independent directors will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that any vacancies are anticipated, or otherwise arise, the independent directors will consider various potential candidates for director who may come to the attention of the Board through current board members, professional search firms, shareholders or other persons. Each candidate brought to the attention of the Board is considered on the basis of the criteria set forth above.

The Board is open to suggestions from our shareholders on candidates for election to the Board. Any shareholder may suggest a nominee by sending the following information to the Board: (i) the proposing shareholder’s name, address and telephone number, (ii) the number of shares of Common Stock beneficially owned by the proposing shareholder and the suggested nominee, (iii) the suggested nominee’s name, age, business and residential addresses and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and whether he or she has consented to being suggested and is willing to serve, (iv) the suggested nominee’s résumé or other description of his or her background and experience, and (v) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Board addressed as follows: Secretary of Gulf Island Fabrication, Inc., 583 Thompson Road, Houma, Louisiana 70363, and the Secretary will forward the information to the independent directors. In addition, pursuant to the agreement with Aransas described below, Aransas may recommend a candidate for nomination to the Board of Directors provided it and its affiliates continue to hold at least 5% of the Company’s Common Stock, and subject to the Board’s ultimate determination of the candidate’s suitability for nomination.

The Company’s Amended and Restated Articles of Incorporation also permit shareholders to directly nominate directors for consideration at an annual shareholder meeting. In general, to be timely, a shareholder’s notice must be in writing, must include certain specified information about the nominee and the shareholder making the nomination, and must be received by the Secretary of the Company at our principal executive offices no less than 45 days or more than 90 days prior to the shareholder meeting.

Executive Sessions; Communications with the Board; Meeting Attendance

The Board has adopted a policy providing that the independent directors will meet in executive session at each regularly-scheduled Board meeting, or more frequently if necessary. Under this policy, the chair of each executive session meeting will be chosen by the independent directors, by majority vote, immediately prior to the convening of each such meeting.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chairman of the Board of Gulf Island Fabrication, Inc., 583 Thompson Road, Houma, Louisiana 70363. The Chairman of the Board will forward the shareholder’s communication directly to the appropriate director or directors.

The Board has adopted a policy that recommends that all directors personally attend each annual and special meeting of the Company’s shareholders. At the last annual meeting of shareholders held on April 27, 2005, all of the directors then in office were in attendance.

Director Compensation

In 2005, each non-employee director received an annual fee of $16,500 for his services as a director (except for the Chairman of the Audit Committee, who received an annual fee of $18,050), and an attendance fee of $1,500 for each Board or committee meeting attended in person and $1,000 for each meeting attended via telephone conference call. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. For 2006, the annual fee will be $18,000 for each non-employee director, except that the chairman of the Audit Committee and the Audit Committee’s “financial expert” will receive an annual fee of $20,000, and the attendance fee will be $1,500 for each meeting attended in person and $1,000 for each meeting attended via telephone conference call.

The table below summarizes the above-described payments made to our non-employee directors during 2005.

Name	Annual Fee	Board Meeting Fees	Committee Meeting Fees	Total
Mr. Cotter	$18,050	$10,500	$9,000	$37,550
Mr. Fairley	16,500	10,000	5,500	32,000
Mr. Kelly	16,500	10,000	7,000	33,500
Mr. A. Laborde	16,500	11,500	1,500	29,500
Mr. J. Laborde	16,500	11,500	1,500	29,500
Mr. Tamblyn	16,500	10,000	7,000	33,500
Mr. Wilson	16,500	11,500	0	28,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, controller, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. All reports due in 2005 were timely filed.

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the Company’s By-laws. On March 8, 2006, the Board of Directors amended the Company’s By-laws to provide that the size of the Board of Directors would increase to nine persons as of the date of the Meeting, with the new director seat designated as a Class II director, as that class had the fewest number of directors. The term of office of the Class III directors will expire at the Meeting, and the Board has nominated the three persons listed as the Class III nominees in the table below for election to the Board of Directors for a term expiring in 2009, and also has nominated Mr. David Sverre to fill the open Class II seat for the remaining term of the Class II directors, which expires in 2008. The term of office of the Class I directors will expire at the 2007 annual meeting.

The independent directors of the Board of Directors have nominated four candidates for election at the Meeting and recommend that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than four candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the four nominees listed below. In the unanticipated event that any nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

On January 31, 2006, the Company indirectly acquired the assets of Gulf Marine Fabricators pursuant to the terms of an Asset Purchase and Sale Agreement executed by the Company and Gulf Marine Fabricators, among others. In connection with the acquisition, Gulf Marine Fabricators changed its name to Aransas Partners and the Company issued to Aransas 1,589,067 shares of its Common Stock (equal to approximately 11% of the Company’s outstanding Common Stock) as partial consideration for the acquisition and granted Aransas the right to recommend a nominee for service on the Company’s Board of Directors for as long as Aransas or its affiliates hold at least 5% of the Company’s Common Stock. Accordingly, following the recommendation by Aransas and an evaluation of Mr. Sverre’s credentials, the independent directors have nominated Mr. Sverre for election to the Board to fill the open Class II director seat.

The following table sets forth, as of February 1, 2006, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person’s directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since
Nominees for Election as Class III Directors (term expires in 2009)

Kerry J. Chauvin, 58	Chairman of the Board of the Company since April 2001. President and Chief Executive Officer of the Company.	1985

Alden J. (“Doc”) Laborde, 90	Director of the Company. Chairman of the Board of the Company from 1987 to April 2001. Father of John P. Laborde.	1985

Huey J. Wilson, 78	Director of the Company. Chairman of the Board and Chief Executive Officer of Huey Wilson Interests, Inc. Chairman of the Board and Chief Executive Officer of Wilson Jewelers, Inc., a jewelry merchandiser, until 2001.	1997

Nominee for Election as Class II Director (term expires in 2008)

David W. Sverre 50	Nominee for director of the Company. Executive Vice-President for Construction and Operations—Technip USA since February 2006. President of Gulf Marine Fabricators from 2003 to 2005. Senior Project Director for Technip USA from 1998 to 2003.	N/A

Continuing Class I Directors (term expires in 2007)

Thomas E. Fairley, 58	Director of the Company. Private Consultant since March 2005. President and Chief Executive Officer of Trico Marine Services, Inc., a marine vessel operator until March 2005.(1)	1997

Hugh J. Kelly, 80	Director of the Company. Consultant to the oil and gas industry.	1997

Ken C. Tamblyn, 62	Director of the Company. Private Investor. Executive Vice President and Chief Financial Officer of Tidewater, Inc. from March 1986 through August 2000. Member of the Board of Directors of the Bristow Group, Inc.	2003

(1)	On December 21, 2004, Trico Marine Services, Inc. filed voluntarily a petition under the federal bankruptcy laws. On January 19, 2005, its plan of reorganization was confirmed by the federal bankruptcy court and it emerged from bankruptcy protection in March 2005.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since

Continuing Class II Directors (term expires in 2008)

Gregory J. Cotter, 57	Director of the Company. Director, President and Chief Operating and Financial Officer of Huey Wilson Interests, Inc., a financial and business management company. Chief Financial Officer of Wilson Jewelers, Inc. until 2001.	1985

John P. (“Jack”) Laborde, 56	Director of the Company. President of Overboard Holdings, L.L.C. (“Overboard”), a management company engaged in oil and gas exploration and development since January 2002. Chief Executive Officer of All Aboard Development Corporation (“All Aboard”), an independent oil and gas exploration and production company, since 1996. President of All Aboard since 1997. All Aboard is currently being managed by Overboard. Son of Alden J. Laborde.	1997

Executive Officers not Serving as Directors

Kirk J. Meche, 43	Executive Vice President—Operations of the Company. President and Chief Executive Officer of Gulf Marine Fabricators since February 1, 2006. President and Chief Executive Officer of Gulf Island, L.L.C., a wholly-owned fabrication subsidiary of the Company, from February 2001 until January 2006. President of Southport, Inc., a former wholly-owned subsidiary of the Company, from December 1999 to February 2001.	N/A

Murphy A. Bourke, 61	Executive Vice President—Marketing of the Company. Vice President—Marketing of the Company until December 1999.	N/A

Joseph P. Gallagher, III, 55	Vice President—Finance, Chief Financial Officer and Treasurer of the Company.	N/A

William G. Blanchard, 47	President and Chief Executive Officer of Gulf Island, L.L.C since February 1, 2006. Estimating Department Manager of Gulf Island, L.L.C. from January 2000 until January 2006.	N/A

STOCK OWNERSHIP

The following table sets forth, as of February 1, 2006, certain information regarding beneficial ownership of Common Stock by (i) each director of the Company, (ii) each Named Executive Officer of the Company, (iii) each director nominee, (iv) all directors and executive officers of the Company as a group, and (v) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
Murphy A. Bourke	33,800		*
Kerry J. Chauvin	191,300		1.4%
Gregory J. Cotter	92,010	(3)	*
Thomas E. Fairley	10,000		*
Joseph P. Gallagher, III	65,900		*
Hugh J. Kelly	4,000		*
Alden J. Laborde (4)	1,104,000	(5)	7.9%
John P. Laborde	21,969	(6)	*
Kirk J. Meche	37,852		*
David W. Sverre	0		*
Ken C. Tamblyn	500		*
Huey J. Wilson	545,510	(3)	3.9%
All directors and executive officers as a group (13 persons)	2,106,841		14.9%
FMR Corp. and related entities (7)	1,503,745	(8)	10.8%
Aransas Partners (9)	1,589,037		11.4%
St. Denis J. Villere & Company, L.L.C. (10)	821,087	(11)	5.9%

*	Less than one percent.
1.	Includes shares that could be acquired within sixty days after February 1, 2006 upon the exercise of options granted pursuant to the Company’s stock incentive plans, as follows: Mr. Bourke, 9,300 shares; Mr. Chauvin, 117,600 shares; Mr. Gallagher, 62,600 shares; Mr. Meche, 31,500 shares; and all directors and executive officers as a group, 227,460 shares.
2.	Based on 13,895,988 shares of Common Stock outstanding as of February 1, 2006.
3.	Includes 89,010 shares held by a charitable foundation of which Messrs. Cotter and Wilson are trustees. Messrs. Cotter and Wilson share voting and dispositive power with respect to the 89,010 shares.
4.	The address of Mr. Laborde is 400 Poydras Street, Suite 1560, New Orleans, Louisiana 70130.
5.	Mr. Laborde has sole voting and dispositive power with respect to 9,300 shares and shares voting and dispositive power with respect to 1,094,700 shares, of which 924,700 are held by Starboard Enterprises, L.L.C. (“Starboard”), 20,000 are held by All Aboard Development Corporation (“All Aboard”) and 150,000 are held by the Almar Foundation, a charitable Louisiana trust of which Mr. Laborde serves as a trustee and as to which shares he disclaims beneficial ownership. Mr. Laborde holds a majority equity interest in each of Starboard and All Aboard. The address of each of Starboard and All Aboard is 400 Poydras Street, Suite 1560, New Orleans, LA 70130.
6.	Mr. Laborde has sole voting and dispositive power with respect to 20,100 shares and shares voting and dispositive power with respect to 1,869 shares, of which 1,849 are held by Starboard and 20 are held by All Aboard.
7.	The address of FMR Corp. and the related entities described in note 8 is 82 Devonshire Street, Boston, MA 02109.

8.	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2006, jointly by FMR Corp., Fidelity Management & Research Company (“Fidelity”), Fidelity Low Priced Stock Fund and Edward C. Johnson 3d. FMR Corp. is the parent company of Fidelity and members of the Johnson family and trusts for their benefit are the predominant owners of the voting stock of FMR Corp. According to the Schedule 13G/A, Fidelity is the beneficial owner of 1,489,045 shares, or approximately 10.7% of our common stock as of February 1, 2006, as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Further, the interests of one of those investment companies, Fidelity Low Priced Stock Fund, amounted to 968,245 shares, or approximately 6.96% of our common stock as of February 1, 2006. According to the Schedule13G/A, Edward C. Johnson 3d and FMR Corp., (i) through their control of Fidelity, each have sole power to dispose of the 1,489,045 shares owned by the investment funds, but do not have or share voting power with respect to the shares; and (ii) through their control of another subsidiary of FMR Corp., each have sole power to vote or direct the vote and sole power to dispose of 14,700 shares.
9.	The address of Aransas Partners is 11700 Old Katy Road, Houston, Texas 77079.
10.	The address of St. Denis J. Villere & Company, L.L.C. is 601 Poydras St., Suite 1808, New Orleans, LA 70130.
11.	Based on information contained in the Schedule 13G filed with the SEC on February 27, 2006, St. Denis J. Villere & Company, L.L.C., has sole power to vote and sole power to dispose or direct the disposition of 37,000 shares and shared power to vote and shared power to dispose or direct the disposition of 784,087 shares.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid in 2005, 2004, and 2003 by the Company to its Chief Executive Officer and each of its other executive officers as of December 31, 2005 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year			Long-Term Compensation Awards		All Other Compensation(3)
		Annual Compensation		Restricted Stock Grants(2)	Securities Underlying Options (#)
		Salary	Bonus(1)
Kerry J. Chauvin	2005	$391,578	$201,422	$169,844	—	$13,989
Chairman of the Board,	2004	355,527	192,638	—	20,000	12,431
President and Chief Executive Officer	2003	337,580	251,212	—	20,000	11,147

Kirk J. Meche	2005	$194,752	$94,878	$84,922	—	$10,974
Executive Vice President—Operations,	2004	174,550	94,431	—	10,000	10,164
President of Gulf Island, L.L.C.	2003	159,813	123,143	—	10,000	10,147
(fabrication subsidiary)

Murphy A. Bourke	2005	$194,087	$84,913	$58,305	—	$13,990
Executive Vice President—	2004	185,008	81,210	—	7,500	12,431
Marketing	2003	175,298	105,903	—	7,500	11,147

Joseph P. Gallagher, III	2005	$176,106	$80,964	$58,305	—	$11,888
Vice President—Finance, Chief	2004	166,905	77,433	—	7,500	12,431
Financial Officer and Treasurer	2003	158,280	100,978	—	7,500	10,879

(1)	For 2005, the Company’s executive officers were paid bonuses equal to a specified percentage of the Company’s income before taxes and before deduction of the executive bonuses. The percentages for Messrs. Chauvin, Meche, Bourke and Gallagher were 1.02%, .18%, .43% and .41%, respectively, except for Mr. Meche, who also received .40% of Gulf Island, L.L.C.’s income before taxes and before deduction of the executive bonus.
(2)	Messrs. Chauvin, Meche, Bourke and Gallagher were granted 6,700, 3,350, 2,300 and 2,300 shares of restricted stock on December 9, 2005, respectively. The restricted stock vests in annual 20% increments, beginning on the first anniversary of the date of grant and dividends will be paid on the restricted stock to the same extent dividends are paid on unrestricted shares of Common Stock. The value of the restricted stock granted in 2005 is based on the closing price of the Company’s common stock on the date of grant, which was $25.35.

As of December 31, 2005, the number and value of the aggregate restricted stock holdings by the Named Executive Officers was as follows, based on the closing price of the Company’s common stock on December 30, 2005, which was $24.31.

Name	Shares of Restricted Stock	Market Value as of 12/31/05
Mr. Chauvin	6,700	$162,877
Mr. Meche	3,350	81,439
Mr. Bourke	2,300	55,913
Mr. Gallagher	2,300	55,913

(3)	Includes (i) matching and profit-sharing contributions to the Company’s 401(k) plan, and (ii) premium payments under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees, as set forth below:

Name	Year	401(k) Plan Contributions	Disability Insurance Premiums
Mr. Chauvin	2005	$13,569	$420
	2004	12,091	340
	2003	10,807	340

Mr. Meche	2005	10,554	420
	2004	9,824	340
	2003	9,807	340

Mr. Bourke	2005	13,750	420
	2004	12,091	340
	2003	10,807	340

Mr. Gallagher	2005	11,468	420
	2004	12,091	340
	2003	10,539	340

Stock Option Grants

In 2005, the Company did not grant stock options to the Named Executive Officers. In 2005, the Company awarded restricted stock to the Named Executive Offices as indicated in the Summary Compensation Table above.

Stock Option Exercises and Outstanding Stock Options

The following table sets forth information with respect to all Company stock option exercises in 2005 by each of the Named Executive Officers and all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 2005.

Aggregated Option Exercises in 2005 and Option Values as of December 31, 2005

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/05		Value of Unexercised In-the-Money Options at 12/31/05 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry J. Chauvin	3,100	52,176	117,600	40,000	1,318,521	251,560
Kirk J. Meche	11,600	145,483	31,500	20,000	359,435	125,780
Murphy A. Bourke	18,000	150,208	9,300	15,500	79,618	100,650
Joseph P. Gallagher, III	—	—	62,600	15,500	749,886	100,650

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of Messrs. Wilson (Chairman), Cotter, Alden J. Laborde, or John P. Laborde, who comprise the Compensation Committee, were officers or employees of the Company or any of its subsidiaries. Alden J. Laborde was Chief Executive Officer of the Company from 1986 to 1990. No other member of the Compensation Committee is a former officer of the Company.

In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the “Registration Rights Agreements”) with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act of 1933. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

Certain Transactions

On January 31, 2006, the Company, through an indirect subsidiary, purchased (the “Acquisition”) the facilities, machinery and equipment of Gulf Marine Fabricators, a Texas general partnership (which company changed its name to Aransas Partners after the Acquisition), and an indirect subsidiary of Technip-Colfexip USA Holdings, Inc. (“Technip”). Following the Acquisition, the Company’s indirect subsidiary changed its name to G. M. Fabricators, L.P. d/b/a Gulf Marine Fabricators. As consideration for the Acquisition, the Company paid $40,000,000 in cash and issued 1,589,067 shares (or approximately 11% of its outstanding common stock) to Aransas Partners, and permitted Aransas and its affiliates, including Technip, to recommend a director for nomination to the Company’s Board. Aransas recommended Mr. David Sverre, an executive officer of Technip, for nomination, and the Board has included Mr. Sverre as a nominee for director at the Meeting. In connection with the Acquisition, the Company, Aransas and Technip entered into certain other agreements, including the following:

•	a Cooperation Agreement pursuant to which the Company and Technip agree to work together on mutually agreed upon engineer, procure and construct (“EPC”) projects and engineer, procure, install and commission (“EPIC”) projects requiring fabrication work in the Gulf Coast region, and which gives the Company a right of first refusal on the fabrication work in connection with certain bids that Technip may submit;

•	a Lock-Up Agreement prohibiting Aransas Partners and its affiliates from transferring the shares of Company common stock acquired in the Acquisition for a period of two years (subject to adjustment), and a Registration Rights Agreement pursuant to which the Company agreed to file registration statements relating to the shares of Company common stock issued in the Acquisition upon the request of Aransas or its affiliates following the expiration of the lock-up period; and

•	a Non-Competition Agreement partially restricting Aransas Partners and Technip, for a period of two years, from owning or operating a fabrication yard in direct competition with the Gulf Marine Fabricators facility on the United States Gulf Coast.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company is composed of four directors and operates under a written charter adopted by the Board of Directors. The members of the Compensation Committee are Huey J. Wilson (Chairman), Gregory J. Cotter, Alden J. Laborde and John P. Laborde, and each is “independent” as such term is defined under Nasdaq’s listing standards. The Compensation Committee, which met once during 2005, has the authority, among other things, to review, analyze and recommend compensation programs to the Board of Directors and to administer and approve award grants under the Company’s incentive compensation plans and programs.

The Company’s executive officer compensation for 2005 included (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of restricted stock. The salaries of Kerry J. Chauvin, the Chairman of the Board, President and Chief Executive Officer, and the other executive officers of the Company are based on their individual levels of responsibility and the Compensation Committee’s subjective assessment of their performances.

The Company has no formal bonus plan, but it has adopted an executive compensation policy that ties a portion of executive compensation to the short-term performance of the Company. Under this policy, the Company’s executive officers are paid bonuses equal to a specified percentage of the Company’s income before taxes and before deduction of the executive bonuses. The percentages used to calculate the bonuses paid in 2005 for Mr. Chauvin and the other executive officers are set forth in footnote 1 to the “Summary Compensation Table.”

In 2005, the Company provided long-term incentives to executive officers in the form of restricted stock granted under the Company’s 2002 Long-Term Incentive Plan. This is the first year the Compensation Committee has utilized restricted stock as a long-term incentive vehicle. The Compensation Committee decided to grant shares of restricted stock after a review of the compensation practices of its competitors and peers in the marine industry and after consideration of the accounting treatment of stock options following the Company’s adoption of FASB Statement 123R. The restricted stock grants are intended to reinforce the relationship between compensation and increases in the market price of the Common Stock and to align the executive officers’ financial interests with that of the Company’s shareholders. The size of awards was based upon the position of each participating officer and the Compensation Committee’s subjective assessment of each participant’s individual performance. See the Summary Compensation Table for information regarding the specific grants made in 2005 to each Named Executive Officer, including Mr. Chauvin, the Chief Executive Officer, based upon position and subjective assessment.

The Compensation Committee has reviewed all components of Mr. Chauvin and the other executive officers’ compensation; and based on this review, finds such officers’ total compensation in the aggregate to be reasonable and not excessive.

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Compensation Committee does not expect the restricted stock granted to executive officers, as discussed above, to qualify for the exclusion from the deduction limitation under Section 162(m). The Compensation Committee intends to continue to establish executive officer compensation programs that will maximize the Company’s income tax deduction, assuming the Compensation Committee determines that such actions are consistent with its philosophy and in the best interest of the Company and its shareholders.

The Compensation Committee

Huey J. Wilson, Chairman	Gregory J. Cotter	Alden J. Laborde	John P. Laborde

Performance Graph

The following graph compares the cumulative total shareholder return on the Common Stock from December 31, 2000 to December 31, 2005, with the cumulative total return of the Standard & Poor 500 Index and the Standard & Poor 500 Oil & Gas Equipment & Services Index for the same period. The returns are based on an assumed investment of $100 on December 31, 2000 in the Common Stock and in each of the indexes and on the assumption that dividends were reinvested.

Comparison of Cumulative Total Return

Gulf Island Fabrication, Inc., S&P 500 Index &

S&P 500 Oil & Gas Equipment & Services Index

		INDEXED RETURNS
		Years Ending
Company / Index	Base Period Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
GULF ISLAND FABRICATION, INC.	100	68.78	89.35	93.64	121.23	136.71
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 OIL & GAS EQUIPMENT & SERVICES	100	66.56	58.92	73.49	96.91	143.98

ASSUMES $100 INVESTED ON DECEMBER 31, 2000 IN GULF ISLAND FABRICATION, INC. COMMON STOCK, S&P 500 INDEX AND S&P 500 OIL & GAS EQUIPMENT & SERVICES INDEX.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is composed of four directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix B to this Proxy Statement. The members of the Audit Committee are independent as such term is defined under Nasdaq’s listing standards. The members of the Audit Committee are Gregory J. Cotter (Chairman), Thomas E. Fairley, Hugh J. Kelly and Ken C. Tamblyn. The Audit Committee selects on behalf of the Board of Directors the independent auditors of the Company. If time permits, the Audit Committee’s selection is presented to the Company’s shareholders for ratification.

Management is responsible for the internal controls and the financial reporting process of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company and its subsidiaries in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and to oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the consolidated financial statements of the Company for 2005 were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements for 2005 with management and the independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors of the Company also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s review and discussions described above and the Audit Committee’s review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for 2005 in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

The Audit Committee

Gregory J. Cotter, Chairman	Thomas E. Fairley	Hugh J. Kelly	Ken C. Tamblyn

Independent Auditors

Fees and Related Disclosures for Accounting Services

The following table discloses fees for services provided by the Company’s independent auditors, Ernst & Young LLP, for each of the last two fiscal years:

	2005	2004
Audit Fees (1)	$193,000	$234,000
Audit-Related Fees (2)	14,500	20,300
Tax Fees (3)	69,900	59,000
All Other Fees	0	0

(1)	Audit fees for the year ended December 31, 2004, have been revised to reflect actual fees billed.
(2)	Includes services rendered for 401(k) plan audit, new accounting standards and pronouncements review.
(3)	Relates to services rendered for tax planning, consultation and compliance services.

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by the independent auditors.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by the independent auditors was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC’s rules.

Amendment of the Gulf Island Fabrication, Inc.

2002 Long-Term Incentive Plan

General

The Board believes that the Company’s 2002 Stock Incentive Plan (the “Plan”) provides an effective means of attracting and retaining qualified key personnel, while enhancing their long-term focus on maximizing shareholder value. Through the Plan, the Company can provide officers, directors and key personnel with a proprietary interest in the growth and performance of the Company, thereby stimulating individual performance while at the same time enhancing shareholder value. Awards available for issuance under the Plan include stock options, restricted stock and other stock-based awards. As of February 1, 2006, there were approximately 91 individuals eligible for participation in the Plan.

On February 1, 2006, the Board of Directors adopted an amendment and restatement of the Plan, which is subject to the approval of the Company’s shareholders. The following is a summary of the material features of the amended and restated Plan, including the amendment being submitted to shareholders for approval that is separately described below. This summary does not contain all the information about the amended and restated Plan, and is qualified in its entirety by reference to the Amended and Restated 2002 Stock Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Description of Proposed Amendment

Pursuant to the terms of the Plan, a total of 500,000 shares of Common Stock are authorized to be issued under the Plan, and no more than 50,000 shares may be issued as restricted stock or other stock-based awards. As of February 1, 2006, there were 208,550 shares remaining available for issuance under the Plan, representing approximately 1.5 % of the outstanding shares of Common Stock, and only 16,750 of these shares may be issued as restricted stock or another stock-based award. In addition, 34,379 shares remain available for issuance under the Company’s predecessor incentive plan, all of which may be issued in the form of stock options, restricted stock or other stock-based awards.

In order to enhance the Company’s ability to structure incentive arrangements that attract, retain and motivate key personnel in a manner that is tied to the interests of shareholders, the Compensation Committee believes it must have the flexibility to award restricted stock and other stock-based awards in addition to options with the shares remaining available for grant under the Plan, and asks the shareholders to approve an amendment to the Plan to eliminate the 50,000 share limit applicable to grants of restricted stock and other stock-based awards. If the amendment is approved, the 208,550 shares remaining available for issuance, as that number may increase or decrease from time to time as awards are granted, canceled, forfeited, etc., will be available for the grant of any award permitted by the Plan. The Compensation Committee believes that as amended, the Plan and the Company’s predecessor incentive plan, should provide sufficient shares available for issuance to satisfy the Company’s incentive grant practices for at least the next two years.

Terms of the Amended and Restated Plan

Administration Of The Plan. The Compensation Committee of the Board (the “Committee”) administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate personnel of the Company.

Eligibility. Officers and key employees of the Company (including officers who are also directors of the Company) will be eligible to receive awards (“Incentives”) under the Plan when designated as plan participants. The Company currently has approximately 9 officers and 75 key employees eligible to receive Incentives under the Plan. Over the past several years the Company has granted awards to all of its officers and approximately 60 employees under its predecessor incentive compensation plan. In addition, directors of the Company who are not employees of the Company (“Outside Directors”) may be granted non-qualified stock options under the Plan on an annual basis. There are currently 7 Outside Directors. The Plan also permits consultants and advisors to receive Incentives, although neither the Company nor the Committee has any current intention of awarding Incentives to consultants or advisors. Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	restricted stock; and

•	other stock-based awards.

Shares Issuable Through The Plan. As noted above, a total of 500,000 shares of Common Stock are authorized to be issued under the Plan, of which only 208,550 remain available as of February 1, 2006. There are currently options to acquire approximately 545,200 shares of Common Stock outstanding under the Plan and the Company’s predecessor incentive compensation plan. The closing sale price of a share of Common Stock, as quoted on the Nasdaq Stock Market on February 15, 2006, was $22.98.

Limitations And Adjustments To Shares Issuable Through The Plan. Incentives relating to no more than 200,000 shares of Common Stock may be granted to a single participant in one calendar year. The maximum amount of cash compensation that may be paid as an other stock-based award to a participant in any calendar year is $200,000.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan, shares of Common Stock that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants’ applicable tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the

Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. However, no more than 500,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code, and shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 500,000 share limit applicable to incentive stock options.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments To The Plan. The Board may amend or discontinue the Plan at any time. However, the shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Plan;

•	increase the number of shares of Common Stock that may be issued under the Plan; or

•	materially expand the classes of persons eligible to participate in the Plan.

No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

Types Of Incentives. Each of the types of Incentives that may be granted under the Plan is described below:

Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of grant except as provided in the Agreement. The term of an option will also be determined by the Committee; provided that the term of an incentive stock option may not exceed 10 years. The Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

The option exercise price may be paid in cash; by check; in shares of Common Stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by the Company; or in any other manner authorized by the Committee.

Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

Restricted Stock. Shares of Common Stock may be granted by the Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the “restricted period”). Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period may be one year or more, with incremental vesting of portions of the award allowed. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

Other Stock-Based Awards. The Plan also authorizes the Committee to grant participants awards of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Common Stock (“other stock-based awards”). The Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock, except that the Committee may make special grants of other stock-based awards with respect to an aggregate of up to 25,000 shares of Common Stock (subject to adjustment as permitted in the Plan) that do not meet the minimum vesting requirements.

Performance-Based Compensation Under Section 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m). Grants of any restricted stock or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

The Committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the shareholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination Of Employment. If an employee participant ceases to be an employee of the Company for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Committee and described in the Incentive agreement.

Change Of Control. In the event of a change of control of the Company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.

In addition to the foregoing, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a shareholder.

Transferability Of Incentives. The Incentives awarded under the Plan may not be transferred except

•	by will;

•	by the laws of descent and distribution;

•	pursuant to a domestic relations order; or

•	in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are immediate family members, if permitted by the Committee and if so provided in the stock option agreement.

Payment Of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or to have the Company withhold, from the shares the participant would otherwise receive, shares of Common Stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee’s right of disapproval.

Grants to Outside Directors. The Plan permits the grant each year to each Outside Director of options to acquire up to 5,000 shares of Common Stock. The exact number of options that the Outside Director will receive will be set from time to time by the Committee. As of February 1, 2006, the Committee has not granted any options to the Outside Directors under the Plan.

The options granted to Outside Directors generally become exercisable six months after grant and have a term of ten years. The per share exercise price of the options granted to Outside Directors will be equal to the fair market value of a share of Common Stock on the date of grant. If an Outside Director ceases to serve on the Board due to death or disability, options granted under the Plan that have become exercisable at the time of death or disability must be exercised within two years from the date of termination of Board service. In the event of retirement from the Board on or after reaching age 65 or after completing five years of service, exercisable options that have become exercisable at the time of retirement must be exercised within five years following retirement. If an Outside Director’s service terminates for any other reason, exercisable options must be exercised within one year. Options that have not become exercisable at the time of termination of Board service will be forfeited.

Awards To Be Granted

Grants of awards under the Plan will be made in the future by the Committee as necessary to attract and retain key personnel.

Federal Income Tax Consequences Of Stock Options

Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock acquired and the aggregate fair market value of the shares of Common Stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the “holding periods”). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

If, upon a change in control of the Company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment”, with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

This summary of federal income tax consequences of non-qualified and incentive stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code. This discussion also assumes that the stock options will not be deemed deferred compensation under section 409A of the Code. There also may be state and local income tax consequences applicable to transactions involving options.

Equity Compensation Plan Information

The following table provides information about our shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	545,200		$15.46	242,949	(1)
Equity compensation plans not approved by security holders	0		0	0

Total	545,200	(2)		242,949

(1)	Of the shares available for issuance, no more than 16,750 shares may be issued as restricted stock or “other stock-based award” (which awards are valued in whole or in part on the value of the shares of Common Stock) under the Company’s 2002 Long-Term Incentive Plan, and no more than 1,000 shares may be issued as stock appreciation rights, restricted stock, performance shares or stock awards under the Company’s Long-Term Incentive Plan. In addition, 34,379 shares remain available for issuance under the Company’s predecessor incentive plan, all of which may be issued in the form of stock options, restricted stock or other stock-based awards.
(2)	If the exercise of these outstanding options and issuance of additional common shares had occurred as of December 31, 2005, these shares would represent 4.4% of the then total outstanding shares of the company.

Vote Required

Approval of the Plan by our shareholders requires the affirmative vote of the holders of at least a majority of the votes actually cast at the Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE GULF ISLAND FABRICATION, INC. 2002 LONG-TERM INCENTIVE PLAN.

By Order of the Board of Directors

ROBIN A. SEIBERT

Secretary

Houma, Louisiana

March 21, 2006

APPENDIX A

GULF ISLAND FABRICATION, INC.

AMENDED AND RESTATED

2002 LONG-TERM INCENTIVE PLAN

(as of April 26, 2006)

1. Purpose. The purpose of the 2002 Long-Term Incentive Plan (the “Plan”) of Gulf Island Fabrication, Inc. (“Gulf Island”) is to increase shareholder value and to advance the interests of Gulf Island and and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, directors and consultants or advisors to the Company and to strengthen the mutuality of interests between such employees, officers and directors and Gulf Island’s shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, no par value per share, of Gulf Island (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Gulf Island owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2. Administration.

2.1 Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of Gulf Island or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. Directors who are not also employees of the Company (“Outside Directors”) may receive awards under the Plan only as specifically provided in Section 10 hereof.

3. Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of common stock. Outside Directors may participate in the Plan only as specifically provided in Section 10 hereof.

4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock and (d) Other Stock-Based Awards (as defined in Section 8 hereof).

APPENDIX A

5. Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 11.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferrees under the Plan shall be 500,000 shares.

5.2 Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

5.3 Limitations on Awards. Subject to Section 11.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 500,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the option exercise price or withholding taxes shall have no effect on this limitation.

B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 200,000.

C. [Intentionally deleted]

D. The maximum dollar amount of cash compensation that may be paid as an Other Stock-Based Award to a participant in any calendar year is $200,000.

5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from Gulf Island. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 11.5.

APPENDIX A

6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 11.10.

6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant.

D. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

E. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Gulf Island or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

APPENDIX A

7. Restricted Stock.

7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 11.3 and under the conditions described in Section 11.10 hereof.

7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Gulf Island Fabrication, Inc. 2002 Long-Term Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Gulf Island Fabrication, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 10.5 due to a recapitalization, merger or other change in capitalization.

7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

APPENDIX A

8. Other Stock-Based Awards.

8.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 8.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options or restricted stock in Sections 6 and 7) the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

8.2 Limitations. Other Stock-Based Awards granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted, and further provided that the Committee may make special awards under this Section 8 with respect to an aggregate of no more than 25,000 shares of Common Stock, as adjusted under Section 11.5, which special awards shall not be subject to any minimum vesting requirements.

9. Section 162(m) Awards.

9.1 Performance Goals. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Gulf Island, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For performance-based compensation under Section 162(m), the Committee may not waive any of the pre-established performance goal objectives, except for an automatic waiver under Section 11.10 hereof, or as may be provided by the Committee in the event of death or disability.

9.2 Adjustments to Performance Goals. The terms used in Section 9.1 to describe the performance goals shall have the same meanings as used in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, they shall have the meanings generally applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. The Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

APPENDIX A

10. Stock Options for Outside Directors.

10.1 Grant of Options. During each calendar year that the Plan remains in effect, each Outside Director may be granted, in the discretion of the Committee, non-qualified stock options to purchase up to 5,000 shares of Common Stock, the exact number of which shall be set each year by the Committee.

10.2 Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 10 shall be exercisable six months after the date of grant and shall expire no later than ten years following the date of grant.

10.3 Exercise Price. The Exercise Price of the Stock Options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.5 hereof.

10.4 Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that

A. In the event of termination of Board service as a result of death or disability, the stock options may be exercised within two years from the date of termination of Board service; and

B. In the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service;

and further provided, that no stock options may be exercised later than ten years after the date of grant.

11. General.

11.1 Duration. Subject to Section 11.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

11.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

11.3 Effect of Termination of Employment or Death. Except as provided in Section 10.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

APPENDIX A

11.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock, other securities or property (including cash) to which the holders of the shares of Common Stock are entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

11.6 Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

11.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

APPENDIX A

11.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

11.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. without the approval of the shareholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially expand the classes of persons eligible to participate in the Plan, or

B. materially impair, without the consent of the recipient, an Incentive previously granted.

11.10 Change of Control.

A. A Change of Control shall mean:

(i) the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of Gulf Island’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 11.10(A)(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 11.10(A)(iii) hereof; or

(e) any acquisition by Huey J. Wilson, Alden J. Laborde, their Immediate Family Members or any entity controlled by Huey J. Wilson, Alden J. Laborde or their Immediate Family Members, or

(ii) individuals who, as of January 1, 2002, constituted the Board of Directors of Gulf Island (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Gulf Island’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Gulf Island) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Gulf Island’s outstanding Common Stock and Gulf Island’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and

APPENDIX A

more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Gulf Island, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the shareholders of Gulf Island of a complete liquidation or dissolution of Gulf Island.

For purposes of this Section 11.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause (A)(i) or (A)(ii) of this Section 11.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or (A)(iv) of this Section 11.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Gulf Island without the necessity of action by any person. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders.

C. No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 11.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this Section 11.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i) require that all outstanding options or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

APPENDIX A

(iii) provide for mandatory conversion of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(iv) provide that thereafter, upon any exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

D. For the purposes of paragraph (iii) of Section 11.10(C), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to shareholders of Gulf Island in any such merger, consolidation or other reorganization,

(ii) the price per share offered to shareholders of Gulf Island in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to shareholders of Gulf Island in any transaction described in this Section 11.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

11.11 Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

GULF ISLAND FABRICATION, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter has been adopted by the Board of Directors of Gulf Island Fabrication, Inc. (the “Company”). The Audit Committee (the “Committee”) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Composition and Independence

The Committee shall be appointed by the Board and shall consist of a minimum of three directors. All Committee members shall be independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The members shall also meet Nasdaq’s financial literacy requirement and at least one member will be financially sophisticated as defined by Nasdaq. The Board’s goal is that the Committee has at least one “audit committee financial expert,” as defined by the Securities and Exchange Commission. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to becoming a member of the Committee.

One member of the Committee shall be appointed by the Board as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Committee may not designate subcommittees except with the prior approval of the Board.

If a member ceases to be independent under the SEC or Nasdaq rules for reasons outside the member’s reasonable control, the member may remain as a member of the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to be no longer independent. If the Company relies on this paragraph, the Company shall give notice to Nasdaq immediately upon learning of the circumstances giving rise to such reliance.

Responsibilities

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company. Management is responsible for the preparation of the Company’s financial statements and the independent auditor is responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditor have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices than the Committee does. Accordingly the Committee’s role does not provide any guarantees as to the financial statements and other financial information provided by the Company to its shareholders and others.

The Committee shall have the authority and responsibilities set forth below. The Committee shall report its actions to the Board of Directors at its next meeting. Except as otherwise expressly provided, the Committee shall have the sole authority with respect to the responsibilities delegated below, and further action by the Company’s Board of Directors shall not be required in order for the act of the Committee to constitute the act of the Company.

•	The Committee shall be directly responsible for oversight of the Company’s internal auditors, which the audit function can be performed by either employees or outsourced.

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an

APPENDIX B

audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm shall report directly to the Committee.

•	The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, pursuant to policies and procedures adopted by the Committee in accordance with applicable legal requirements. The Committee may delegate such responsibility (other than with respect to the audit of the Company’s annual financial statements) to one or more members, provided that decisions made pursuant to such delegated authority shall be presented to the Committee at its next meeting.

•	The Committee shall obtain at least annually from the independent auditor a formal written statement describing all relationships between the auditor and the Company, consistent with Independence Standards Board Standard Number 1 or any successor standard. The Committee shall actively engage in a dialogue with the independent auditor with respect to any relationships that may impact the objectivity and independence of the auditor and shall take appropriate actions to oversee and satisfy itself as to the auditor’s independence.

•	The Committee shall confirm annually with the independent auditor that it is registered with the Public Company Accounting Oversight Board and that its registration is in good standing.

•	The Committee shall review the Company’s audited financial statements and discuss them with management and the independent auditor. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 (or any successor standard) and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditor shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

•	The Committee shall issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

•	The Committee shall discuss with a representative of management and the independent auditor: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release, and (3) the results of the review of such information by the independent auditor. (These discussions may be held with less than the full Committee, provided at least a quorum of the Committee or the Chairman of the Audit Committee is present in person or by telephone.)

•	The Committee shall discuss with management and the independent auditor the quality and adequacy of and compliance with the Company’s disclosure controls and procedures and internal control over financial reporting.

•	The Committee shall discuss with management and/or the Company’s counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	The Committee shall establish and oversee the implementation of procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential anonymous submission by the Company’s employees and others of concerns regarding questionable accounting or auditing matters.

APPENDIX B

•	The Committee shall perform such responsibilities as may be delegated to it pursuant to the Company’s Code of Ethics for CEO and Senior Financial Officers and Code of Business Conduct and Ethics. The Committee shall have the sole authority to grant waivers of such Codes to a director or executive officer.

•	The Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee. For this purpose, “related party transaction” shall refer to those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

•	The Committee shall maintain free and open communication with the independent auditor and Company management.

•	In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, disclosure controls and procedures, internal control over financial reporting or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.

•	The Committee shall perform such other duties as may be assigned to it from time to time by the Board, the President or the Chairman of the Board.

Advisors and Funding

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel, accountants or other advisors.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any independent counsel and other advisers employed by the Committee as it determines necessary to carry out its duties, and (3) ordinary administrative expense of the Committee that are necessary or appropriate in carrying out its duties.

Meetings

The Committee shall meet at least four times annually or more frequently as circumstances dictate. At least once each year the Committee shall have separate private meetings with the independent auditor and management.

Meetings may be called by the chair of the Committee, or at the request of a majority of the members of the Committee, the President or Chairman of the Board.

APPENDIX B

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

April 26, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

			FOR	AGAINST	ABSTAIN
1. Election of the nominees for directors.		2. To vote on an amendment to the 2002 Stock Incentive Plan.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Kerry J. Chauvin O Alden J. (“Doc”) Laborde O Huey J. Wilson O David W. Sverre

3.      In their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy is Solicited on Behalf of the Board of Directors of

GULF ISLAND FABRICATION, INC.

The undersigned hereby constitutes and appoints Kerry J. Chauvin and Joseph P. Gallagher, III, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the “Company”) that the undersigned is entitled to vote held of record by the undersigned on February 27, 2006, at the annual meeting of shareholders of the Company to be held on April 26, 2006 (the “Annual Meeting”), and at all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees and FOR the proposals listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

(Please See Reverse Side)